UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 25, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM C11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 25, 2009, CME Holdco L.P. (“CME Holdco”), which held 6,312,839 shares of Class B Common Stock of Central European Media Enterprises Ltd. (“CME”), converted (i) 3,138,566 shares of Class B Common Stock of CME into 3,138,566 shares of Class A Common Stock of CME and transferred such shares to Adele (Guernsey) L.P. (“Adele”), a fund affiliated with Apax Partners; (ii) 72,620 shares of Class B Common Stock into 72,620 shares of Class A Common Stock and transferred such shares to Mr. Leonard A. Lauder; and (iii) 110,717 shares of Class B Common Stock into 110,717 shares of Class A Common Stock and transferred such shares to LWG Family Partners, L.P.   Shares of Class B Common Stock of CME are convertible on a one-for-one basis into shares of Class A Common Stock at the option of the holder for no additional consideration.

The remaining 2,990,936 shares of Class B Common Stock of CME held by CME Holdco have been distributed on the same date to the remaining partners of CME Holdco, all of whom are beneficially owned by Ronald Lauder, as follows: (i) 63,729 shares of Class B Common Stock to RSL Investment LLC; (ii) 2,821,976 shares of Class B Common Stock to RSL Investments Corporation; and (iii) 105,231 shares of Class B Common Stock to RAJ Family Partners, L.P.

The shares of Class A Common Stock issued as a result of these conversions are exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Following these conversions, 53,846,176 shares of Class A Common Stock of CME are outstanding and 7,490,936 shares of Class B Common Stock are outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: December 1, 2009
/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer